Exhibit 1.01

Conflict Minerals Report

This Conflict Minerals Report for Lattice Semiconductor Corporation is prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) for the reporting period that ended December 31, 2025.

Lattice Semiconductor Corporation (collectively with its subsidiaries “Lattice,” “we,” or “our”) designs, develops and markets programmable logic and connectivity solutions. Lattice has adopted a Conflict Minerals Sourcing Policy that expresses our desire to have our products be “DRC Conflict Free,” meaning free from conflict minerals sourced from the Democratic Republic of the Congo and its adjoining countries (“Covered Countries”) that finance or benefit armed groups. Conflict minerals are columbite-tantalite (coltan), cassiterite, gold, wolframite, and their derivatives which are limited to tantalum, tungsten, and tin, unless the Secretary of State determines that additional derivatives or minerals are financing a conflict in the Democratic Republic of the Congo or an adjoining country.

Products and Initiatives

Based on our internal assessment, our semiconductor devices that we contract to manufacture contain conflict minerals that are necessary to their functionality (the “3TG Products”). In order to seek a DRC Conflict Free supply chain and to comply with reporting requirements, we established processes designed to determine the source and chain of custody of conflict minerals in the 3TG Products. We have also adopted a Conflict Minerals Sourcing Policy and we require our suppliers to acknowledge and comply with this policy, which is available on the Corporate Stewardship page of our website at http://www.latticesemi.com/en/About/ESG.

Diligence Framework

Our due diligence strategy is consistent with the internationally recognized framework established by the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, and related supplements. As part of our due diligence strategy, we established a company risk management system to support our ongoing efforts to identify, assess and respond to risks in our supply chain. Our company risk management system includes participation in industry-driven programs, including the adoption of the Responsible Business Alliance (the “RBA”) Code of Conduct and our support of the third-party audits and assessments conducted in connection with the Responsible Minerals Initiative (the “RMI”) Responsible Minerals Assurance Process (the “RMAP”). Because we are at least several levels removed from the mining, refining, and smelting of conflict minerals, our diligence measures can only provide a reasonable assurance regarding the source and chain of custody of conflict minerals in our supply chain. To determine the use and source of conflict minerals in our 3TG Products, we rely upon certifications from suppliers and upon the third-party assessments completed in connection with the RMAP.

As part of the RMAP, smelters are identified as “Conformant” if they have undergone an audit and are conformant with the RMAP assessment protocols. Smelters are identified as “Active” if they are participants in the RMAP and have committed to undergo an audit or are participating in another recognized certification program. These RMAP designations are an integral part of our risk management process because they provide us with independent third-party audits of the due diligence practices of the upstream smelters and refiners in our supply chain.

As part of our strategy, we conduct good faith reasonable country of origin inquiries and due diligence designed to determine whether any conflict minerals in our 3TG Products originated in the Covered Countries. We follow industry standards by requesting each supplier in our supply chain to identify the processing facilities and other data related to conflict minerals in the 3TG Products using the latest version of the RMI Conflict Minerals Reporting Template (the “CMRT”). In order to determine the source and chain of custody of any conflict minerals in our supply chain, we communicate with the relevant suppliers in our supply chain, compile, validate and analyze the CMRT results, attempt to confirm reported results where appropriate, identify possible risks, work with our suppliers to mitigate those risks, and identify smelters and refiners certified by the RMI through the RMAP. If a supplier does not respond to our requests or provides an insufficient response, we engage in further discussions with that supplier to identify and assess risks. Our policy is to disengage with any supplier where we are concerned about conflict minerals sourced from the Covered Countries that finance or benefit armed groups, which may include suppliers from whom we did not receive a sufficient response after multiple inquiries. The results of our supply chain due diligence are reported regularly to Lattice management.

Due Diligence Results

In 2025, over 94% of our product related revenues originated from semiconductor devices, and all of our suppliers of semiconductor devices provided sufficient responses to our requests. All of our suppliers of semiconductor devices provided certifications that their upstream smelters and refiners have been certified as Conformant through the RMAP.

Based on the information provided by our suppliers and as a result of our due diligence efforts for the period ended December 31, 2025, we believe that the conflict minerals contained in our 3TG Products originated from the facilities listed in Appendix I, as well as from recycled and scrap sources. Additional smelter and refinery information is contained within our CMRT, which is available upon request.

This Conflict Minerals Report was not subject to an independent private sector audit.

Appendix I

Appendix I reflects the smelters and refiners identified through Lattice's supplier-specific Conflict Minerals Reporting Template responses for the year ended December 31, 2025. Lattice notes that its Form SD filings for calendar years 2023 and 2024 included additional smelters that were not part of the Company's actual supply chain; those entries were included due to an administrative error in the smelter list compilation process and have been removed from this year's Appendix I.

Mineral	Smelter	Location of Facility
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Agosi AG	GERMANY
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden Ronnskar	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Gold by Gold Colombia	COLOMBIA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	LS MnM Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA

Mineral	Smelter	Location of Facility
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MKS PAMP SA	SWITZERLAND
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAFINA A.S.	CZECHIA
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	AMG Brasil	BRAZIL
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA

Mineral	Smelter	Location of Facility
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	PowerX Ltd.	RWANDA
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Aurubis Beerse	BELGIUM
Tin	Aurubis Berango	SPAIN
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CRM Synergies	SPAIN
Tin	CV Ayi Jaya	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA

Mineral	Smelter	Location of Facility
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalúrgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Super Ligas	BRAZIL
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN
Tin	Thaisarco	THAILAND
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Woodcross Smelting Company Limited	UGANDA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Mineral	Smelter	Location of Facility
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan High-Tech Materials	VIETNAM
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Tungsten Vietnam Joint Stock Company	VIETNAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
The conflict minerals contained in our 3TG Products, to the extent known, are believed to have been sourced from recycled materials or facilities in the following countries: Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Colombia, Democratic Republic of the Congo, Czechia, Estonia, France, Germany, India, Indonesia, Italy, Japan, Kazakhstan, Republic of Korea, Malaysia, Mexico, Netherlands, Peru, Philippines, Poland, Rwanda, Singapore, South Africa, Spain, Sweden, Switzerland, Taiwan, Thailand, Turkey, Uganda, United States, Uzbekistan, Vietnam